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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ValueClick, Inc. of our report dated February 13, 2001 relating to the consolidated financial statements which, appears in Amendment No. 4 to the Registration Statement on Form S-4 of ValueClick, Inc. dated September 27, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 21, 2002

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  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS